UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

REX American Resources Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders of

REX AMERICAN RESOURCES CORPORATION

To be held on: May 28, 2026, at 3:00 p.m. Eastern Time

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Board of Directors recommends a vote FOR each of the nominees, and FOR items 2, 3, 4, AND 5.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 14, 2026.

Please visit investors.rexamerican.com/ir-resources/annual-meeting, where the following materials are available for view:

• Notice of Meeting • Proxy statement • Voting instructions/proxy card
TO REQUEST MATERIAL:	TELEPHONE: 1-888-Proxy-NA (1-888-776-9962) or +1-201-299-6210 worldwide E-MAIL: help@equiniti.com WEBSITE: us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials
TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com until 11:59 p.m. Eastern Time, the day before meeting.

TELEPHONE: Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or +1-201-299-4446 worldwide from any touch-tone telephone and follow the instructions. Have this notice available when you call.

IN PERSON: You may vote your shares in person by attending the Annual Meeting. Information on how to obtain directions to be able to attend the meeting and vote in person can be found in the Proxy Statement.

MAIL: You may request a printed proxy card by following the instructions above.

	1.	ELECTION OF DIRECTORS
Stuart A. Rose

Zafar A. Rizvi

Edward M. Kress

David S. Harris

Charles A. Elcan

Mervyn L. Alphonso

Lee I. Fisher

Anne C. MacMillan

Cheryl L. Bustos

	2.	ADVISORY VOTE to approve executive compensation.

	3.	ADOPTION of an Amendment to our Certificate of Incorporation to increase our authorized Common Stock from 45,000,000 shares to 90,000,000 shares.

	4.	APPROVAL of our 2026 Incentive Plan.

	5.	RATIFICATION of the appointment of our independent registered public accounting firm for fiscal 2026.
Please note that you cannot use this notice to vote by mail. To vote, you must vote online or by telephone or request a paper copy of the proxy materials to receive a proxy card.
	6.	IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the Meeting.